UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2003

 Datatec Systems, Inc.
(Exact name of registrant as specified in its chapter)

 Delaware
(State or other jurisdiction
of incorporation)

 000-20688
(Commission
File Number)

 94-2914253
(IRS Employer
Identification No.)

 23 Madison Road, Fairfield, New Jersey
(Address of principal executive offices)

 07004
(Zip Code)

Registrant's telephone number, including area code: (973) 808-4000

 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

 On December 5, 2003, Datatec Systems, Inc. announced that its Chairman and Chief Executive Officer stepped down effective immediately and that Raul Pupo had been named Chief Executive Officer.  The Company also announced that Mark Berenblut had resigned as a member of the Board of Directors.

 For additional information, reference is made to the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit

Description of Document

99.1

Press Release dated December 5, 2003

Item 12.  Results of Operations and Financial Condition.

On December 5, 2003, the Company issued a press release which retracted previously released earnings guidance for the fiscal year ending April 30, 2004 ("Fiscal 2004").   The press release also announced that the Company expected a net loss for the second quarter of Fiscal 2004 as well an overall net loss for Fiscal 2004.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Current Report on Form 8-K, including the exhibit hereto, shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 DATATEC SYSTEMS, INC.
(Registrant)

Date: December 5, 2003

/s/ Richard K. Davis

 Richard K. Davis, Vice President and General Counsel
(signature)*

*Print name and title of the signing officer under his signature.